
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 5 Financial Statements for the nine months ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                         802,726
<SECURITIES>                                         0
<RECEIVABLES>                                1,198,179<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,158,302
<PP&E>                                      72,948,638<F2>
<DEPRECIATION>                            (41,650,813)<F3>
<TOTAL-ASSETS>                              35,457,032
<CURRENT-LIABILITIES>                        3,199,087
<BONDS>                                     42,400,331<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                  (10,143,034)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                35,457,032
<SALES>                                              0
<TOTAL-REVENUES>                            14,523,598<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            11,447,962<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           3,380,019
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                288,156<F8>
<CHANGES>                                            0
<NET-INCOME>                                 (592,539)<F9>
<EPS-PRIMARY>                                        0<F9>
<EPS-DILUTED>                                        0<F9>

<F1>Includes all receivables grouped in "prepaid expenses and other assets" on the
Balance Sheet.
<F2>Multi-family complexes of $72,392,551 and deferred expenses of $556,087.
<F3>Accumulated depreciation of $41,602,481 and accumulated amortization of deferred expenses of $48,332.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($405,454) and ($9,737,580), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $5,566,413, real estate taxes of $2,280,910 and depreciation and amortization of $3,600,639.
<F8>Represents prepayment penalty on Century old mortgage note $210,825 and unamortized deferred mortgage costs on the old mortgage note $77,331.
<F9>Net loss allocated ($5,925) to the General Partners and ($586,614) to the
Limited Partners. Average net loss per Unit of Limited Partners interest is ($16.67) on 35,200 Units outstanding.

